UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2016

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin
53403
(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 636-1200

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 6, 2016, Modine Manufacturing Company (the “Company”) entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden (“Luvata”).  The Purchase Agreement contemplates that Modine will acquire the shares of seven target companies (the “Target Companies”) held by Luvata, which together represent the Luvata Heat Transfer Solutions business.  The shares of the Target Companies to be acquired comprise the whole of the allotted and issued share capital of such companies.  Completion of the transactions contemplated by the Purchase Agreement is subject to various customary conditions.

On November 15, 2016, in connection with the financing of the proposed acquisition of the Target Companies, the Company entered into (i) a Third Amended and Restated Credit Agreement among the Company, the initial subsidiary borrowers party thereto, the institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent (the “Amended and Restated Credit Agreement”), amending and restating its existing $175 million Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”) previously scheduled to mature in August 2018 and (ii) an Amended and Restated Note Purchase and Private Shelf Agreement among the Company and the purchasers party thereto (the “Amended and Restated Note Purchase Agreement”) amending and restating its existing Note Purchase and Private Shelf Agreement (the “Existing Note Purchase Agreement”) relating to its $125 million 6.83% Senior Secured Notes due in August 2020 (of which $121 million was outstanding on the date hereof).  The Amended and Restated Credit Agreement extended the maturity of the revolving credit facility to November 15, 2021 and added a $275 million term loan facility that, if drawn, will be subject to quarterly amortization and a balloon payment at maturity in November 15, 2021.  The Amended and Restated Note Purchase Agreement added the ability of the Company to issue a $50 million series of 5.75% senior secured notes that, if issued by the Company, will be subject to annual amortization beginning on the fifth anniversary of the issuance date and a final maturity date occurring on the tenth anniversary of the issuance date.

The Company intends to draw under the term loan facility and also intends to issue the 5.75% senior secured notes to finance its pending acquisition of the Target Companies.  The drawing under the term loan facility and the issuance of the 5.75% senior secured notes will be subject to various customary closing conditions, including the delivery of customary certificates and legal opinions. The Company will not have the right to draw under the term loan facility or to issue such additional secured notes except for the purpose of consummating the acquisition of the Target Companies.

The Amended and Restated Credit Agreement and the Amended and Restated Note Purchase Agreement require the Company to maintain compliance with various covenants that are substantially similar in both such agreements. These include a net leverage covenant, which generally limits the ratio of (i) the Company’s consolidated total debt, subject to certain adjustments, on the last day of any fiscal quarter to (ii) the Company’s consolidated net income before interest, taxes, depreciation and amortization, subject to certain adjustments (“EBITDA”), for the four consecutive fiscal quarters then ended, to 3.25 to 1.00, and an interest expense coverage ratio, which requires the ratio of the Company’s EBITDA for any period of four consecutive fiscal quarters to the Company’s consolidated interest expense paid in cash for the same period to equal at least 3.00 to 1.00.  Notwithstanding the foregoing, the Company may elect to temporarily increase the maximum permitted net leverage ratio in connection with certain material acquisitions, including the acquisition of the Target Companies, to up to 3.75 to 1.00.  The Existing Credit Agreement and the Existing Note Purchase Agreement also included a 3.25 to 1.00 maximum net leverage ratio and a 3.00 to 1.00 minimum interest expense coverage ratio, subject to the Company’s right to temporarily increase the maximum permitted net leverage ratio to up to 3.75 to 1.00 in connection with certain material acquisitions.

The Amended and Restated Credit Agreement and the Amended and Restated Note Purchase Agreement contain customary events of default that are substantially similar in both such agreements.  If an event of default has occurred and is continuing, then (i) under the Amended and Restated Credit Agreement, the administrative agent may, and at the request of lenders holding a majority of the outstanding unused commitments and credit exposure shall, declare any outstanding obligations immediately due and payable and (ii) under the Amended and Restated Note Purchase Agreement, any holder or holders of not less than 51% in principal amount of the notes at the time outstanding may declare all the notes then outstanding thereunder to be immediately due and payable. In addition, the amount of any outstanding obligations under the Amended and Restated Credit Agreement and all outstanding notes under the Amended and Restated Note Purchase Agreement will become immediately due and payable in the event that the Company or any of certain specified subsidiaries thereof becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law or becomes unable to pay its debts generally as they become due.

The foregoing descriptions of the Amended and Restated Credit Agreement and the Amended and Restated Note Purchase Agreement do not purport to be complete and each such description is qualified in its entirety by reference to the full text of such agreements.  Copies of such agreements are filed herewith as Exhibits 4.1 and 4.2, respectively, and each is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1	Third Amended and Restated Credit Agreement dated as of November 15, 2016

4.2	Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 15, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995.  The Company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, those described under “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016.  Other risks and uncertainties include, but are not limited to, the following:  the Company’s ability to complete the acquisition of the Target Companies in a reasonable manner and timeframe, to integrate the business successfully into Modine thereafter, to harness the anticipated synergies associated with the transaction, and to achieve projected cash flows sufficient to enable Modine to maintain a desirable leverage ratio; the overall health and price-down focus of the Company’s customers, particularly in light of economic and market-specific challenges; the ability of the Company to successfully implement its Strengthen, Diversify and Grow strategic transformation; uncertainties regarding the costs and benefits of the Company’s restructuring activities in our Americas and Europe segments, including the activities associated with the closure of the Company’s facility in Washington, Iowa; operational inefficiencies as a result of program launches, unexpected volume increases and product transfers; economic, social and political conditions, changes and challenges in the markets where the Company operates and competes, including foreign currency exchange rate fluctuations (particularly the value of the euro, Brazilian real and British pound relative to the U.S. dollar), tariffs, inflation, changes in interest rates, recession, restrictions associated with importing and exporting and foreign ownership, and in particular the economic and market conditions in Brazil and China, the remaining economic uncertainties in certain markets in North America, and the continuing uncertainty regarding the recent “Brexit” vote in Great Britain; the impact on Modine of any significant increases in commodity prices, particularly aluminum and copper, and our ability to pass these prices on to customers; the Company’s ability to successfully execute its strategic and operational plans; the nature of and the Company’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  The Company does not assume any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

Date: November 21, 2016	By:	/s/ Margaret C. Kelsey
	Name:	Margaret C. Kelsey
	Title:	Vice President, Legal and Corporate Communications, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Third Amended and Restated Credit Agreement dated as of November 15, 2016

4.2	Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 15, 2016